SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 5, 2006

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) On December 5, 2006, HealthTronics, Inc. (the “Company”) appointed Mr. Ross A. Goolsby as Chief Financial Officer and Senior Vice President of the Company. Mr. Goolsby will join the Company on January 8, 2007. Prior to such appointment, Mr. Goolsby served as the Chief Financial Officer, Vice President of Finance and Secretary of SigmaTel, Inc., a publicly-traded semiconductor company, from September 2001 to December 2006. From 1999 until 2001, Mr. Goolsby served as Chief Financial Officer of Utiliserve, Inc., an electrical utility products distributor, and was responsible for Utiliserve’s finance, accounting and human resources functions. From 1993 until 1999, Mr. Goolsby served as a Vice President and Controller of Cameron Ashley Building Products, Inc., a publicly-traded building products distributor, where he was responsible for finance and accounting and was involved in merger and acquisition transactions and preparing periodic filings with the Securities and Exchange Commission. Mr. Goolsby holds a Bachelor of Business Administration in Accounting from the University of Houston.

The Company and Mr. Goolsby entered into an Executive Employment Agreement (the “Agreement”) to be effective on January 8, 2007. The Agreement provides for the payment of a base salary, performance bonus and other customary benefits. The Agreement provides for an annual salary of $275,000 and a one-year term, which is subject to automatic renewal at the end of such term for successive one-year terms unless earlier terminated as provided in the Agreement. The Agreement entitles Mr. Goolsby to receive severance payments, generally equal to one times Mr. Goolsby’s average annual cash compensation, if the Company terminates Mr. Goolsby’s employment without cause or Mr. Goolsby terminates for good reason. Under the terms of the Agreement, the Company is obligated to grant Mr. Goolsby a stock option to acquire 100,000 shares of the Company’s common stock, which such grant would be effective on the first day of Mr. Goolsby’s employment. The exercise price per share of such stock option would be equal to the fair market value per share on the date of grant. The stock option would vest in four equal annual installments on each of the first four anniversaries of the date of grant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as a part of this report:

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, effective as of January 8, 2007, by and between the Company and Ross A. Goolsby

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Dated: December 11, 2006	By:	/s/ Richard Rusk
	Name:	Richard Rusk
	Title:	Vice President

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, effective as of January 8, 2007, by and between the Company and Ross A. Goolsby

99.1	Press Release

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